EXHIBIT 32.01

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Thomas D. Sullivan, acting Chief Executive Officer and Director of Lumber Liquidators Holdings, Inc. (the "Registrant"), and Gregory A. Whirley, Jr., interim Chief Financial Officer and Senior Vice President, Finance of the Registrant, each hereby certifies that, to the best of his knowledge:

1.	The Registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2015, to which this Certification is attached as Exhibit 32.01 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Thomas D. Sullivan	/s/ Gregory A. Whirley, Jr.
Thomas D. Sullivan	Gregory A. Whirley, Jr.
Acting Chief Executive Officer and Director	Interim Chief Financial Officer and Senior Vice
(Principal Executive Officer)	President, Finance
(Principal Financial and Principal Accounting Officer)

Date: August 5, 2015	Date: August 5, 2015